Exhibit 3.3

MALLINCKRODT INTERNATIONAL FINANCE S.A.

Société anonyme

Siège social: 42-44, avenue de la Gare, L-1610 Luxembourg

R.C.S. Luxembourg: B 172.865

Statuts coordonnés, suite à l’assemblée générale extraordinaire reçue par Maître Francis KESSELER, notaire de résidence à Esch/Alzette, en date du 24 septembre 2013

déposés au Registre de Commerce et des Sociétés à Luxembourg, aux fins de publication au Mémorial, Recueil Spécial des Sociétés et Associations.

Esch/Alzette, le

MALLINCKRODT INTERNATIONAL FINANCE S.A.

Société anonyme

Siège social: 42-44, avenue de la Gare, L-1610 Luxembourg

R.C.S. Luxembourg: B 172.865

constitution

16.11.2012 Maître Henri HELLINCKX, notaire          C 3065 du 20.12.2012 de résidence à Luxembourg

dernière modification

24.9.2013 Maître Francis KESSELER, notaire          en cours de publication de résidence à Esch/Alzette

STATUTS COORDONNES

SECTION 1 – DEFINITIONS

Articles means the articles of association of the Company as amended from time to time;

Available Amount means the total amount of net profits of the Company (including carried forward profits) to the extent the Shareholder(s) would have been entitled to dividend distributions according to the Articles, increased by (i) any freely distributable reserves (including for the avoidance of doubt the share premium and capital surplus reserves) and (ii) as the case may be by the amount of the share capital reduction and legal reserve reduction relating to the Class of Shares to the extent the Shares so repurchased are cancelled but reduced by (i) any losses (included carried forward losses), and (ii) any sums to be placed into reserve(s) pursuant to the requirements of the Laws or of the Articles, each time as set out in the relevant Interim Accounts (without for the avoidance of doubt, any double counting) so that:

AA = (NP + P+ CR) – (L + LR)

Whereby:

AA= Available Amount

NP= net profits (including carried forward profits)

P= any freely distributable reserves (including the share premium and capital surplus reserve)

CR = the amount of the share capital reduction and legal reserve reduction relating to the Class of Shares to be cancelled if the Shares are cancelled. If no Shares are cancelled, then CR=0

L = losses (including carried forward losses)

LR = any sums to be placed into reserve(s) pursuant to the requirements of the Laws or of the Articles;

Board means the board of directors of the Company;

Chairman means the chairman of the Board;

Classes of Shares means all the class of shares issued by the Company from time to time and Class of Shares means any of them;

Companies Act means the Luxembourg law on commercial companies dated 10 August 1915, as amended;

Company means “Mallinckrodt International Finance S.A.”;

Director means a member of the Board; and Directors means all of them;

General Meeting means the general meeting of the shareholders of the Company; and General Meetings means any of them;

Interim Accounts means the interim accounts of the Company as at the relevant Interim Account Date;

Interim Account Date means the date no earlier than eight (8) days before the date of the repurchase of a Class of Shares;

Laws means the laws of the Grand Duchy of Luxembourg;

Legal Entity has the meaning given to it in article 11.2 of the Articles;

Presence Quorum has the meaning given to it in article 10.4 of the Articles;

Shareholder means any person holding Shares or to whom Shares are transferred or issued from time to time (excluding the Company) in accordance with the terms of the Articles; and Shareholders means all of them;

Share means any issued share from time to time in the capital of the Company; and Shares means all of them;

Sole Shareholder means the sole Shareholder of the Company if applicable;

Secretary has the meaning given to it in article 12.2 of the Articles;

Total Amount means the amount determined by the Board and approved by the General Meeting on the basis of the relevant Interim Accounts. The Total Amount shall never be higher than the Available Amount; and

Value Per Share shall be calculated by dividing the Total Amount to be applied to the Class of Shares to be repurchased by the number of Shares in issue in such Class of Shares.

SECTION II – ARTICLES OF ASSOCIATION

1.	Form, name and number of Shareholders

1.1	Form and name

There exists a public limited liability company (société anonyme) under the name of “Mallinckrodt International Finance S.A.”.

1.2	Number of Shareholders

The Company may have one Shareholder or several Shareholders. The Company shall not be dissolved upon the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.

Where the Company has only one Shareholder, any reference to the Shareholders in the Articles shall be a reference to the Sole Shareholder.

2.	Registered office

2.1	Place and transfer of the registered office

The registered office of the Company is established in Luxembourg city. It may be transferred within such municipality by a resolution of the Board. The registered office may also be transferred within such municipality by a resolution of the General Meeting.

2.2	Branches, offices, administrative centres and agencies

The Board shall further have the right to set up branches, offices, administrative centres and agencies wherever it shall deem fit, either within or outside the Grand Duchy of Luxembourg.

3.	Duration

3.1	Unlimited duration

The Company is formed for an unlimited duration.

3.2	Dissolution

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for the amendments of the Articles as provided for in article 10.

4.	Purpose

The purpose of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, bonds, debentures, notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

The Company may borrow in any form. It may enter into any type of loan agreement and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or any other company.

The Company may also give guarantees and grant security interests over some or all of its assets including, without limitation, by way of pledge, transfer or encumbrance, in favour of or for the benefit of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally use any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The descriptions above are to be construed broadly and their enumeration is not limiting. The Company's purpose shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing matters.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its purpose.

The Company may carry out any commercial, industrial, and financial operations, which are directly or indirectly connected with its purpose or which may favour its development.

5.	Share capital

5.1	Outstanding share capital

The issued capital of the Company is set at USD 45,000.10 (forty-five thousand United States Dollars and ten United States Cents) divided into 900,002 (nine hundred thousand and two) Shares with a nominal value of USD 0.05 (five United States Cents) each, which are divided into:

•	18,000 (eighteen thousand) shares class A shares (the Class A Shares), all subscribed and fully paid up;

•	18,000 (eighteen thousand) shares class B shares (the Class B Shares), all subscribed and fully paid up;

•	36,000 (thirty-six thousand) shares class C shares (the “Class C Shares) all subscribed and fully paid up;

•	36,000 (thirty-six thousand) shares class D shares (the Class D Shares), all subscribed and fully paid up;

•	72,000 (seventy-two thousand) shares class E shares (the Class E Shares), all subscribed and fully paid up;

•	72,000 (seventy-two thousand) shares class F shares (the Class F Shares), all subscribed and fully paid up;

•	144,000 (one hundred and forty-four thousand) shares class G shares (the Class G Shares), all subscribed and fully paid up;

•	144,000 (one hundred and forty-four thousand) shares class H shares (the Class H Shares), all subscribed and fully paid up;

•	180,000 (one hundred and eighty thousand) shares class I shares (the Class I Shares), all subscribed and fully paid up; and

•	180,002 (one hundred and eighty thousand and two) shares class J shares (the Class J Shares), all subscribed and fully paid up.

The rights and obligations attached to the Shares shall be identical except to the extent otherwise provided by the Articles of Association or by the Companies Act.

5.2	Share capital increase and share capital reduction

The share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for the amendment of the Articles, as provided for in article 10.

5.3	Pre-emptive rights

In the case of an issuance of Shares in consideration for a payment in cash or an issuance of instruments contemplated in article 32-4 of the Companies Act which are paid in cash, including, without limitation, convertible bonds that entitle their holders to subscribe for or to be allocated with Shares, the Shareholders shall have pro rata pre-emptive rights with respect to any such issuance in accordance with the Companies Act.

6.	Shares

6.1	Form of the Shares

The Shares are in registered form or are bearer Shares, at the option of the Shareholder. They shall be in registered form until they are fully paid-up.

6.2	Share register and Share certificates

A share register will be kept at the registered office, where it will be available for inspection by any Shareholder. Such register shall set forth the name of each Shareholder, its residence or elected domicile, the number of Shares held by it, the nominal value or accounting par value paid in on each such Share, the issuance of Shares, the transfer of Shares and the dates of such issuance and transfers. The ownership of the Shares will be established by the entry in this register.

Certificates of these entries may be issued to the Shareholders and such certificates, if any, will be signed by the Chairman or by any other two members of the Board.

6.3	Ownership and co-ownership of Shares

The Company will recognise only one holder per Share. In the event that a Share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that Share until one person has been appointed as sole owner in relation to the Company.

6.4	Share premium

In addition to the issued share capital, there may be set up a premium account to which any premium paid on any share in addition to its nominal value is transferred. The amount of the premium account may be used to provide for the payment of any Shares which the Company may repurchase from its Shareholder(s), to offset any net realised losses, to make distributions to the Shareholder(s) in the form of a reduction of the capital surplus account or a dividend distribution or to allocate funds to the legal reserve.

6.5	Capital Surplus

The General Meeting is also authorised to approve capital contributions without the issuance of new Shares by way of a payment in cash or a payment in kind or otherwise, on the terms and conditions set by the General Meeting, within the limit prescribed by the Companies Act and which shall be booked in the “capital surplus” account of the Company. The amount of the capital surplus may be used to provide for the payment of any Shares which the Company may repurchase from its Shareholder(s), to offset any net realised losses, to make distributions to the Shareholder(s) in the form of a reduction of the capital surplus account or a dividend distribution or to allocate funds to the legal reserve.

6.6	Profit Sharing

The profits which the Company may decide to distribute shall be applied as described in article 22 in any year in which the General Meeting resolves to make any distribution of dividends.

6.7	Repurchase of Shares

The share capital of the Company may, by a resolution made by the General Meeting in accordance with the requirements set out in the Companies Act, be reduced through the repurchase (with or without cancellation) of one or more entire (or part of a) Classes of Shares provided however that the Company shall at all time keep one Class of Shares outstanding.

In the event of a reduction of share capital through the repurchase of a Class of Shares, such Class of Shares entitles the holders thereof (pro rata to their holding in such Class of Shares) to such portion of the Total Amount as is determined by the Board and approved by the General Meeting, and the holders of Shares of such Class of Shares shall receive from the Company an amount equal to the Value Per Share for each Share of the relevant Class of Shares held by them.

Once repurchased, to the extent the Shares are cancelled, and for so long as the Shares are kept in treasury by the Company, the Shares shall bear no voting rights and the rights to receive dividends or liquidation proceeds shall be suspended.

7.	Transfer of Shares

A transfer of Shares may be effected by a written declaration of transfer entered in the share register of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney, and in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee satisfactory to the Company.

8.	Powers of the General Meeting

As long as the Company has only one Shareholder, the Sole Shareholder has the same powers as those conferred on the General Meeting. In such a case, any reference in these Articles to decisions made or powers exercised by the General Meeting shall be a reference to decisions made or powers exercised by the Sole Shareholder. Decisions made by the Sole Shareholder are documented in the form of minutes or written resolutions, as the case may be.

In the case of a plurality of Shareholders, any regularly constituted General Meeting shall represent the entire body of Shareholders.

9.	Annual General Meeting of the Shareholders – Other meetings

The annual General Meeting shall be held, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place within the municipality of the registered office, specified in the convening notice of the meeting, on the second Tuesday of March of each year at 4 p.m.. If such a day is not a business day in Luxembourg, the annual General Meeting shall be held on the following business day.

The annual General Meeting may be held abroad if the Board decides that exceptional circumstances so require.

Other General Meetings may be held at such a place and time as are specified in the respective convening notices of the meeting.

10.	Notice, quorum, convening notices, powers of attorney and vote

10.1	Right and obligation to convene a General Meeting

The Board, as well as the statutory auditors, if any, may convene a General Meeting. They shall be obliged to convene it so that it is held within a period of one month, if Shareholders representing one-tenth of the capital require this in writing, with an indication of the agenda. One or more Shareholders representing at least one-tenth of the subscribed capital may request that the entry of one or more items be added to the agenda of any General Meeting. This request must be addressed to the Company at least 5 (five) days before the relevant General Meeting.

10.2	Procedure to convene a General Meeting

Convening notices for every General Meeting shall contain the agenda and shall take the form of announcements published twice, with a minimum interval of 8 (eight) days, and 8 (eight) days before the meeting, in the Official Journal (Mémorial) and in a Luxembourg newspaper.

Notices by mail shall be sent 8 (eight) days before the meeting to the registered Shareholders. Evidence that this formality has been complied with is not required.

Where the Shares are in registered form, the convening notices may be made by registered letter only.

If the Shareholders are present or represented at a General Meeting, and consider themselves as being duly convened and informed of the agenda of the General Meeting set by the Board or by the statutory auditors, as the case may be, the General Meeting may be held without prior notice. In addition, if the Shareholders are present or represented at a General Meeting and agree unanimously to set the agenda of the General Meeting, the General Meeting may be held without having been convened by the Board or by the statutory auditors, as the case may be.

10.3	Voting rights attached to the Shares

Each Share entitles its holder to one vote.

10.4	Quorum, majority requirements and reconvened General Meeting for lack of quorum

Except as otherwise required by law or by these Articles, resolutions at a General Meeting will be passed by the majority of the votes expressed by the Shareholders present or represented, no quorum of presence being required.

However, resolutions to amend the Articles may only be passed in a General Meeting where at least one half of the share capital is represented (the Presence Quorum) and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which pertain to the purpose or the form of the Company. If the Presence Quorum is not reached, a second General Meeting may be convened, in the manner set out in the Articles, by means of notices published twice, with an interval of at least 15 (fifteen) days and 15 (fifteen) days before the General Meeting in the Official Journal (Mémorial) and in two Luxembourg newspapers. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous General Meeting. The second General Meeting shall deliberate validly regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be passed, must be carried by at least two-thirds of the votes expressed at the relevant General Meeting.

In calculating the majority with respect to any resolution of a General Meeting, votes relating to Shares in which the Shareholder abstains from voting, casts a blank (blanc) or spoilt (nul) vote or does not participate are not taken into account.

The nationality of the Company may be changed and the commitments of its Shareholders may be increased only with the unanimous vote of the Shareholders and bondholders.

10.5	Participation by proxy

A Shareholder may act at any General Meeting by appointing another person, who need not be a Shareholder, as his or her proxy in writing. Copies of written proxies that are transmitted by telefax or e-mail may be accepted as evidence of such written proxies at a General Meeting.

10.6	Vote by correspondence

The Shareholders may vote in writing (by way of a voting bulletin) provided that the written voting bulletins include (i) the name, first name, address and signature of the relevant Shareholder, (ii) an indication of the Shares for which the Shareholder will exercise such right, (iii) the agenda as set forth in the convening notice with the proposals for resolutions relating to each agenda item and (iv) the vote (approval, refusal, abstention) on the proposals for resolutions relating to each agenda item. In order to be taken into account, the original voting bulletins must be received by the Company latest at 11:59 p.m. Luxembourg time on the last business day immediately prior to the date of the relevant General Meeting.

10.7	Participation in a General Meeting by conference call, video conference or similar means of communications

Any Shareholder may participate in a General Meeting by conference call, video conference or similar means of communication whereby (i) the Shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis and (iv) the Shareholders can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting.

10.8	Bureau

The Chairman presides at the General Meeting. If the Chairman is not present in person, the Shareholders will elect a chairman pro tempore for the relevant General Meeting. The Chairman shall appoint a secretary and the Shareholders shall appoint a scrutineer. The Chairman, the secretary and the scrutineer together form the bureau of the General Meeting.

10.9	Minutes and certified copies

The minutes of the General Meeting will be signed by the members of the bureau of the General Meeting and by any Shareholder who wishes to do so.

However, where decisions of the General Meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the Chairman or by any two other Directors.

11.	Management

11.1	Term of directorship

The members of the Board shall be elected for a term not exceeding 6 (six) years and shall be eligible for re-appointment.

11.2	Permanent representative

Where a legal person is appointed as Director (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as a member of the Board in accordance with article 51bis of the Companies Act.

11.3	Appointment, removal and co-optation

The Directors shall be elected by the General Meeting. The General Meeting shall also determine the number of Directors, their remuneration and their term of office. A Director may be removed with or without cause and/or replaced, at any time, by a resolution adopted by the General Meeting.

In the event of vacancy in the office of a Director because of death, resignation or otherwise, the remaining Directors may elect a Director, by a majority vote, to fill such vacancy until the following General Meeting.

12.	Meetings of the Board

12.1	Chairman

The Board shall appoint the Chairman from among its members. The Chairman will chair all meetings of the Board and all General Meetings. In his/her absence, the other members of the Board will appoint another chairman pro tempore who will chair the relevant meeting by simple majority vote of the Directors present or represented at such meeting.

12.2	Secretary

A secretary may be appointed by a resolution of the Board (the Secretary). The Secretary, who may or may not be a Director, shall have the responsibility to act as clerk of the meetings of the Board and, to the extent practical, of the General Meeting, and to keep the records and the minutes of the Board and of the General Meeting in a book to be kept for that purpose in Luxembourg, and she/he shall perform like duties for all committees of the Board (if any) when required. She/he shall have the authority to delegate his powers to one or several persons provided she/he shall remain responsible for the tasks so delegated. The Secretary shall have the power and authority to issue certificates and extracts on behalf of the Company to be produced in court or, more generally, to be used as official documents vis-à-vis any third parties

12.3	Procedure to convene a Board meeting

The Board shall meet upon call by the Chairman or any two Directors at the place indicated in the meeting notice.

Written meeting notice of the Board shall be given to all the Directors at least 24 (twenty-four) hours in advance of the date set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board.

No such written meeting notice is required if all the members of the Board are present or represented during the meeting and if they state they have been duly informed and have had full knowledge of the agenda of the meeting. In addition, if all the members of the Board are present or represented during the meeting and they agree unanimously to set the agenda of the meeting, the meeting may be held without having been convened in the manner set out above.

A member of the Board may waive the written meeting notice by giving his/her consent in writing. Copies of consents in writing that are transmitted by telefax or e-mail may be accepted as evidence of such consents in writing at a meeting of the Board. Separate written notice shall not be required for meetings that are held at times and at places determined in a schedule previously adopted by a resolution of the Board.

12.4	Participation by proxy

Any member of the Board may act at any meeting of the Board by appointing in writing another Director as his or her proxy. Copies of written proxies that are transmitted by telefax or by e-mail may be accepted as evidence of such written proxies at a meeting of the Board.

12.5	Participation by conference call, video conference or similar means of communication

Any Director may participate in a meeting of the Board by conference call, video conference or by similar means of communication whereby (i) the Directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an ongoing basis and (iv) the Directors can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg.

12.6	Proceedings

(a) Quorum and majority requirements

The Board may validly deliberate and make decisions only if at least the majority of its members is present or represented. Decisions are made by the majority of the votes expressed by the members present or represented. If a member of the Board abstains from voting or does not participate to a vote, this abstention or non participation are not taken into account in calculating the majority.

(b) Participation by proxy

A Director may represent more than one Director by proxy, under the condition however that at least two Directors are present at the meeting.

(c) Casting vote of Chairman

In the case of a tied vote, the Chairman or the chairman pro tempore, as the case may be, shall have a casting vote.

(d) Conflict of interest

In the event of a conflict of interest as described in article 17, where at least one Director is conflicted with respect to a certain matter, (a) the Board may validly debate and make decisions on that matter only if at least the majority of its members who are not conflicted are present or represented and (b) decisions are made by a majority of the remaining Directors present or represented who are not conflicted.

12.7	Written resolutions

Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall consist of one or more documents containing the resolutions, signed by each Director, manually or electronically by means of an electronic signature which is valid under Luxembourg law. The date of such resolution shall be the date of the last signature.

13.	Minutes of meetings of the Board

13.1	Signature of Board minutes

The minutes of any meeting of the Board shall be signed by the Directors present at such meeting or by the Chairman or the chairman pro tempore, as the case may be.

13.2	Signature of copies or extracts of Board minutes and resolutions

Copies or extracts of minutes or resolutions in writing from the Board which may be produced in judicial proceedings or otherwise shall be signed by the Chairman, or by any two members of the Board.

14.	Powers of the Board

The Board is vested with the broadest powers to perform or cause to be performed any actions necessary or useful in connection with the purpose of the Company. All powers not expressly reserved by the Companies Act or by the Articles to the General Meeting fall within the authority of the Board.

15.	Delegation of powers

15.1	Daily management

The Board may appoint one or more persons (délégué à la gestion journalière), who may be a Shareholder or not, or who may be a member of the Board or not, who shall have full authority to act on behalf of the Company in all matters pertaining to the daily management and affairs of the Company.

15.2	Permanent representative of the Company

The Board may appoint a person, who may be a Shareholder or not, and who may be a Director or not, as permanent representative for any entity in which the Company is appointed as a member of the Board. This permanent representative will act with all discretion, in the name and on behalf of the Company, and may bind the Company in its capacity as a member of the Board of any such entity.

15.3	Delegation to perform specific functions

The Board is also authorised to appoint a person, either a Director or not, for the purposes of performing specific functions at every level within the Company.

16.	Binding signatures

16.1	Signatory powers of Directors

The Company shall be bound towards third parties in all matters by the joint signatures of any two Directors.

16.2	Signatory powers in respect of the daily management

In respect of the daily management, the Company will be bound by the sole signature of the person appointed to that effect in accordance with Article 15.1.

16.3	Grant of specific powers of attorney

The Company shall further be bound by the joint signatures of two persons or by the sole signature of the person to whom specific signatory power is granted by the Company, but only within the limits of such power.

17.	Conflict of interests

17.1	Procedure regarding a conflict of interest

In the event that a Director has an interest opposite to the interest of the Company in any transaction of the Company that is submitted to the approval of the Board, such Director shall make known to the Board such opposite interest at that Board meeting and shall cause a record of his statement to be included in the minutes of the meeting. The Director may not take part in the deliberations relating to that transaction and may not vote on the resolutions relating to that transaction. The transaction, and the Director's interest therein, shall be reported to the next following General Meeting.

17.2	Exceptions regarding a conflict of interest

Article 17.1 does not apply to resolutions of the Board concerning transactions made in the ordinary course of business of the Company which are entered into on arm's length terms.

17.3	Absence of conflict of interest

A Director who serves as director, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be held as having an interest opposite to the interest of the Company for the purpose of this article 17.

18.	Indemnification

The Company must indemnify any Director and his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director or, at his request, of any other corporation of which the Company is a Shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable (a) for gross negligence or wilful misconduct towards any person other than the Company or (b) to the Company for any action or inaction from the Director.

In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit (a) any gross negligence or wilful misconduct resulting in his liability towards any person other than the Company or (b) anything resulting in that person being liable to the Company. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

19.	Statutory auditor(s) (commissaire aux comptes) – Independent auditor(s) (réviseur d'entreprises agréé or cabinet de révision agréé)

19.1	Statutory auditor (commissaire aux comptes)

The operations of the Company shall be supervised by one or more statutory auditor(s) (commissaire(s) aux comptes). The statutory auditor(s) shall be appointed for a term not exceeding 6 (six) years and shall be eligible for re-appointment.

The statutory auditor(s) will be appointed by the General Meeting, which will determine their number, their remuneration and the term of their office. The statutory auditor(s) in office may be removed at any time by the General Meeting with or without cause.

19.2	Independent auditor (réviseur d'entreprises agréé or cabinet de révision agréé)

However, no statutory auditor(s) shall be appointed if, instead of appointing statutory auditor(s), one or more independent auditor(s) (réviseur d'entreprises agréé or cabinet de révision agréé) are appointed by the General Meeting to perform the statutory audit of the annual accounts in accordance with applicable Luxembourg law. The independent auditor(s) shall be appointed by the General Meeting in accordance with the terms of a service agreement to be entered into from time to time by the Company and the independent auditor(s).

20.	Financial year

The accounting year of the Company shall begin on 28 September of each year and shall terminate on 27 September of the following year.

21.	Annual accounts

21.1	Responsibility of the Board

The Board shall draw up the annual accounts of the Company that shall be submitted to the approval of the annual General Meeting.

21.2	Submission of the annual accounts to the statutory auditor(s)

At the latest 1 (one) month prior to the annual General Meeting, the Board will submit the annual accounts together with the report of the Board (if any) and such other documents as may be required by law to the statutory auditor(s) of the Company (if any), who will thereupon draw up its (their) report(s).

21.3	Availability of documents at the registered office

At the latest 15 (fifteen) days prior to the annual General Meeting, the annual accounts, the report(s) of the Board (if any) and of the statutory auditor(s) or the independent auditor(s), as the case may be, and such other documents as may be required by law shall be deposited at the registered office of the Company, where they will be available for inspection by the Shareholders during regular business hours.

22.	Allocation of results

22.1	Allocation to the legal reserve

From the annual net profits of the Company, at least five per cent (5%) shall each year be allocated to the reserve required by law (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to ten per cent (10%) of the issued capital of the Company.

22.2	Allocation of results by the annual General Meeting

The annual General Meeting shall decide on the allocation of the annual results and the declaration and payments of dividends, as the case may be, in accordance with article 22.1.

After allocation to the Legal Reserve, the Shareholder(s) shall determine how the remainder of the annual net profits will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the Shareholder(s), each share entitling to the same proportion in such distributions.

In any year in which the Company resolves to make dividend distributions, drawn from net profits and from available reserves derived from retained earnings, including any share premium and capital surplus, the amount allocated to this effect shall be distributed in the following order of priority:

•	First, the holders of Class A Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point sixty per cent (0.60%) of the nominal value of the Class A Shares held by them, then,

•	the holders of Class B Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point fifty-five per cent (0.55%) of the nominal value of the Class B Shares held by them, then,

•	the holders of Class C Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point fifty per cent (0.50%) of the nominal value of the Class C Shares held by them, then,

•	the holders of Class D Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point forty-five per cent (0.45%) of the nominal value of the Class D Shares held by them, then,

•	the holders of Class E Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point forty per cent (0.40%) of the nominal value of the Class E Shares held by them, then,

•	the holders of Class F Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point thirty-five per cent (0.35%) of the nominal value of the Class F Shares held by them, then

•	the holders of Class G Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point thirty per cent (0.30%) of the nominal value of the Class G Shares held by them, then

•	the holders of Class H Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point twenty-five per cent (0.25%) of the nominal value of the Class H Shares held by them, then

•	the holders of Class I Shares shall be entitled to receive dividend distributions with respect to such year in an amount of zero point twenty per cent (0.20%) of the nominal value of the Class I Shares, and then,

•	the holders of Class J Shares shall be entitled to receive the remainder of any dividend distribution.

Should the last outstanding Class of Shares (by alphabetical order, e.g. Class J Shares) have been cancelled following its redemption, repurchase or otherwise at the time of the distribution, the remainder of any dividend distribution shall then be allocated to the then last outstanding Class of Shares in the reverse alphabetical order.

22.3	Interim dividends

The Board may decide to declare and pay interim dividends out of the profits and reserves available for distribution, including share premium and capital surplus, under the conditions and within the limits laid down in the Companies Act.

The General Meeting may also decide to declare and pay interim dividends out of the profits and reserves available for distribution, including share premium and capital surplus, under the conditions and within the limits laid down in the Companies Act.

22.4	Payment of dividends

Dividends may be paid in United States Dollars or any other currency chosen by the Board and they may be paid at such places and times as may be determined by the Board within the limits of any decision made by the General Meeting (if any).

Dividends may be paid in kind in assets of any nature, and the valuation of those assets shall be set by the Board according to valuation methods determined at its discretion.

23.	Dissolution and liquidation

23.1	Principles regarding the dissolution and the liquidation

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of these Articles, as provided for in article 10. In the event of a dissolution of the Company, the liquidation shall be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. Such General Meeting shall also determine the powers and the remuneration of the liquidator(s).

24.	Applicable law

All matters not expressly governed by these Articles shall be determined in accordance with Luxembourg law.

Suit la traduction du texte qui précède

SECTION 1 – DEFINITIONS

Statuts (Articles) signifie les statuts de la Société tels que modifiés de temps à autre ;

Montant disponible (Available Amount) signifie le bénéfice net total de la Société (y compris le bénéfice reporté) dans la mesure où les Actionnaires auraient eu droit à des distributions de dividendes conformément aux Statuts, augmenté par (i) les réserves librement distribuables (incluant, pour éviter toute ambiguïté, les réserves de prime d'émission et de capital surplus) et (ii) selon le cas par le montant de la réduction du capital social et de la réduction de la réserve légale relative aux Classes d'Actions, dans la mesure où les Actions ainsi rachetées sont annulées, à racheter/annuler mais réduites par (i) toutes pertes (y compris les pertes reportées), et (ii) toutes sommes à placer en réserve(s) conformément aux exigences de la Loi ou des Statuts, à chaque fois tel qu'établi dans les Comptes Intermédiaires pertinents (sans double calcul, pour éviter toute ambiguïté) de sorte que:

AA = (NP + P+ CR) - (L + LR)

Où:

AA= montant disponible

NP= bénéfice net (y compris le bénéfice reporté)

P= toutes réserves librement distribuables (incluant les réserves de prime d'émission et de capital surplus)

CR = montant de la réduction du capital social et de la réduction de la réserve légale relative aux Actions à annuler si des Actions sont annulées – si aucune Actions n'est annulée, alors CR = 0

L= pertes (y compris les pertes reportées)

LR = sommes à placer en réserve(s) conformément aux exigences de la loi ou des Statuts ;

Conseil d'Administration (Board) désigne le conseil d'administration de la Société ;

Président (Chairman) signifie le président du Conseil d'Administration ;

Classes d'Actions signifie toutes les classes d'actions émises par la Société de temps à autre et Classe d'Actions signifie chacune d'entre elles;

Loi de 1915 (Companies Act) désigne la loi luxembourgeoise sur les sociétés commerciales du 10 août 1915, telle que modifiée;

Société (Company) signifie “Mallinckrodt International Finance S.A.” ;

Administrateur (Director) désigne un membre du Conseil d'Administration; et Administrateurs les désigne dans leur ensemble ;

Assemblée Générale (General Meeting) désigne l'assemblée générale des actionnaires ; Assemblées Générales les désigne dans leur ensemble ;

Comptes Intérimaires (Interim Accounts) signifie les comptes intérimaires de la Société tels qu'à la Date des Comptes Intérimaires ;

Date des Comptes Intérimaires (Interim Account Date) signifie la date, au plus tôt huit (8) jours avant la date de rachat d'une Classe d'Actions;

Lois (Laws) signifie les lois du Grand-Duché de Luxembourg

Personne Morale (Legal Entity) a la signification qui lui est conférée à l'article 11.2 des Statuts ;

Quorum de Présence (Presence Quorum) a la signification qui lui est conférée à l'article 10.4 des Statuts ;

Actionnaire (Shareholder) désigne une personne détenant des actions ou au profit de laquelle des actions sont cédées ou émises à une date donnée (à l'exclusion de la Société) conformément aux dispositions des Statuts, et Actionnaires les désigne dans leur ensemble;

Action signifie une action émise au fil du temps dans le capital social de la Société ; et Actions les désigne dans leur ensemble.

Actionnaire Unique (Sole Shareholder) désigne l'Actionnaire unique de la Société, le cas échéant ; et

Secrétaire (Secretary) a la signification qui lui est conférée à l'article 12.2 des Statuts.

Montant Total (Total Amount) signifie le montant déterminé par le Conseil d'Administration et approuvé par l'Assemblée Générale sur la base des Comptes Intérimaires. Le Montant Total ne sera jamais plus élevé que le Montant Disponible; et

Valeur Par Action (Value Per Share) sera calculée en divisant le Montant Total devant être appliqué à la Classe d'Actions devant être cédées avec le nombre d'Actions devant être émises dans cette Classe d'Actions.

SECTION II - STATUTS

1.	FORME, DENOMINATION ET NOMBRE D'ACTIONNAIRES

1.1	Forme et dénomination

Il est établi une société anonyme sous la dénomination de “Mallinckrodt International Finance S.A.”.

1.2	Nombre d'Actionnaires

La Société peut avoir un ou plusieurs Actionnaires. La Société n'est pas dissoute par le décès, la suspension des droits civiques, l'insolvabilité, la liquidation ou la faillite de l'Actionnaire Unique.

Lorsque la Société n'a qu'un seul Actionnaire, toute référence aux Actionnaires dans les Statuts est une référence à l'Actionnaire Unique.

2.	Siège social

2.1	Lieu et transfert du siège social

Le siège social de la Société est établi dans la municipalité du Luxembourg. Il peut être transféré à l'intérieur de cette municipalité par simple décision du Conseil d'Administration. Le siège social peut également être transféré dans cette municipalité par simple décision de l'Assemblée Générale.

2.2	Succursales, bureaux, centres administratifs et agences

Le Conseil d'Administration a par ailleurs le droit de créer des succursales, bureaux, centres administratifs et agences en tous lieux appropriés, tant au Grand-Duché de Luxembourg qu'à l'étranger.

3.	Durée de la société

3.1	Durée illimitée

La Société est constituée pour une période indéterminée.

3.2	Dissolution

La Société peut être dissoute, à tout moment, en vertu d'une résolution de l'Assemblée Générale statuant comme en matière de modification des Statuts, tel que prévu à l'article 10.

4.	Objet social

La Société a pour objet social (i) l'acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, et intérêts, ainsi que d'obligations de sociétés luxembourgeoises ou étrangères, (ii) l'acquisition par achat, souscription ou de toute autre manière, ainsi que l'aliénation par vente, échange ou de toute autre manière de titres de capital, obligations, créances, billets et autres valeurs ou instruments financiers de toutes espèces (notamment d'obligations ou de parts émises par des fonds communs de placement luxembourgeois ou étrangers, ou tout autre organisme similaire), de prêts ou toute autre ligne de crédit, ainsi que les contrats y relatifs et (iii) la détention, l'administration, le développement et la gestion d'un portefeuille d'actifs (composé notamment des actifs décrits aux points (i) et (ii) ci-dessus).

La Société peut emprunter sous quelque forme que ce soit. Elle peut être partie à tout type de contrat de prêt et elle peut procéder à l'émission de titres de créance, d'obligations, de certificats, d'actions, de parts bénéficiaires, de warrants et de tous types de titres de dettes et de titres de capital, y compris en vertu d'un ou plusieurs programmes d'émissions. La Société peut prêter des fonds, y compris ceux résultant d'emprunts et/ou d'émissions de titres, à ses filiales, à ses sociétés affiliées et à toute autre société.

La Société peut également consentir des garanties et octroyer des sûretés réelles portant sur tout ou partie de ses biens, notamment par voie de nantissement, cession, ou toute autre sureté sur tout ou sur une partie de ses biens au profit de tierces personnes afin de garantir ses obligations ou les obligations de ses filiales, de ses sociétés affiliées ou de toute autre société.

La Société peut conclure, délivrer et exécuter toutes opérations de swaps, opérations à terme (futures), opérations sur produits dérivés, marchés à prime (options), opérations de rachat, prêts de titres ainsi que toutes autres opérations similaires. La Société peut, de manière générale, employer toutes techniques et instruments liés à des investissements en vue de leur gestion efficace, y compris des techniques et instruments destinés à la protéger contre les risques de crédit, de change, de taux d'intérêt et autres risques.

Les descriptions ci-dessus doivent être interprétées dans leur sens le plus large et leur énumération n'est pas restrictive. L'objet social couvre toutes les opérations auxquelles la Société participe et tous les contrats passés par la Société, dans la mesure où ils restent compatibles avec l'objet social décrit ci-avant.

D'une façon générale, la Société peut prendre toutes mesures de surveillance et de contrôle et effectuer toute opération ou transaction qu'elle considère nécessaire ou utile pour l'accomplissement et le développement de son objet social de la manière la plus large.

La Société peut accomplir toutes les opérations commerciales, industrielles et financières se rapportant directement ou indirectement à son objet ou susceptibles de favoriser son développement.

5.	Capital social

5.1	Montant du capital social

Le capital social est fixé à un montant de 45.000,10 USD (quarante-cinq mille dollars et dix cents Dollars des Etats-Unis d'Amérique), représenté par 900.002 (neuf cent mille deux) Actions ayant une valeur nominale de 0,05 USD (cinq cents des Etats-Unis d'Amérique) chacune, divisées comme suit .

•	18.000 (dix-huit mille) actions de classe A (les Actions de Classe A), toutes souscrites et libérées entièrement;

•	18.000 (dix-huit mille) actions de classe B (les Actions de Classe B), toutes souscrites et libérées entièrement;

•	36.000 (trente-six mille) actions de classe C (les Actions de Classe C), toutes souscrites et libérées entièrement;

•	36.000 (trente-six mille) actions de classe D (les Actions de Classe D), toutes souscrites et libérées entièrement;

•	72.000 (soixante-douze mille) actions de classe E (les Actions de Classe E), toutes souscrites et libérées entièrement ;

•	72.000 (soixante-douze mille) actions de classe F (les Actions de Classe F), toutes souscrites et libérées entièrement;

•	144.000 (cent quarante-quatre mille) actions de classe G (les Actions de Classe G), toutes souscrites et libérées entièrement;

•	144.000 (cent quarante-quatre mille) actions de classe H (les Actions de Classe H), toutes souscrites et libérées entièrement;

•	180.000 (cent quarante-vingt mille) actions de classe I (les Actions de Classe I), toutes souscrites et libérées entièrement; et

•	180.002 (cent quarante-vingt mille deux) actions de classe J (les Actions de Classe J), toutes souscrites et libérées entièrement .

Les droits et obligations attachés aux Actions seront identiques à l'exception de toute provision contraire dans les Statuts ou la Loi de 1915.

5.2	Augmentation du capital social et réduction du capital social

Le capital social de la Société peut être augmenté ou réduit par une résolution prise par l'Assemblée Générale statuant comme en matière de modification des Statuts, tel que prévu à l'article 10.

5.3	Droits préférentiels de souscription

En cas d'émission d'Actions par apport en numéraire ou en cas d'émission d'instruments qui entrent dans le champ d'application de l'article 32-4 de la Loi de 1915 et qui sont payés en numéraire, y compris et de manière non exhaustive des obligations convertibles permettant à leur détenteur de souscrire à des Actions ou de s'en voir attribuer, les Actionnaires disposent de droits préférentiels de souscription au pro rata de leur participation en ce qui concerne toutes ces émissions conformément aux dispositions de la Loi de 1915.

6.	Actions

6.1	Forme des Actions

Les Actions sont nominatives ou au porteur, au choix de l'Actionnaire. Elles sont nominatives jusqu'à leur entière libération.

6.2	Registre des Actionnaires et certificats constatant les inscriptions dans le registre

Un registre des actions est tenu au siège social de la Société où il peut être consulté par tout Actionnaire. Ce registre contient le nom de chaque Actionnaire, sa résidence ou son domicile élu, le nombre d'Actions qu'il détient, la valeur nominale ou le pair comptable payé pour chacune des Actions, les émissions d'Actions, les cessions d'Actions et les dates desdites émissions et cessions d'Actions. La propriété des Actions est établie par l'inscription dans le registre.

Des certificats constatant les inscriptions dans le registre des Actionnaires peuvent être émis aux Actionnaires et ces certificats, le cas échéant, seront signés par le Président ou par deux autres membres du Conseil d'Administration.

6.3	Propriété et co-propriété des Actions

La Société ne reconnaît qu'un seul propriétaire par Action. Au cas où une Action appartiendrait à plusieurs personnes, la Société aura le droit de suspendre l'exercice de tous droits y attachés jusqu'au moment où une personne aura été désignée comme propriétaire unique vis-à-vis de la Société.

6.4	Prime d'émission

En sus du capital social émis, un compte de prime d'émission peut être créé sur lequel seront versées les éventuelles primes d'émission payées sur les Parts Sociales en sus de leur valeur nominale. Les sommes figurant au crédit du compte de prime d'émission peuvent être utilisées pour financer les Parts Sociales que la Société souhaiterait racheter à son ou ses Associés, pour compenser d'éventuelles pertes nettes réalisées, faire des distributions à leur profit sous forme de dividende ou affecter des sommes d'argent à la Réserve Légale.

6.5	Capital Surplus

L'Assemblée Générale est également autorisée à approuver les apports en capital sans émission de nouvelles actions par l'intermédiaire d'un paiement en numéraire ou en nature ou sous une autre forme, selon les modalités et conditions fixées par l'Assemblée Générale, dans la limite prescrite par la Loi de 1915 et qui sont à comptabiliser dans le compte “capital surplus” de la Société. Le montant du capital surplus peut être utilisé pour prévoir le paiement de toutes les actions que la Société pourra racheter à son Actionnaire(s), pour compenser des pertes nettes réalisées, pour effectuer des distributions à l'Actionnaire(s) sous la forme d'un réduction du compte de capital surplus ou de distribution d'un dividende ou d'allouer des fonds à la réserve légale.

6.6	Partage des bénéfices

Les bénéfices que la Société peut décider de distribuer sont alloués de la manière décrite à l'article 22 au cours d'un exercice où l'Assemblée Générale décide de procéder à une distribution de dividendes.

6.7	Rachat des actions

Le capital social de la Société, peut, par résolutio n de l'Assemblée Générale conformément aux exigences posées par la Loi de 1915, être réduit par le rachat (avec ou sans annulation) d' une ou plusieurs (ou partie d'une ou plusieurs) Classe(s) d'Actions, il est toutefois que la Société doit conserver à tout moment une Classe d'Actions.

Dans l'hypothèse d'une réduction de capital par rachat d'une Classe d'Actions, cette Classe d'Actions donne droit aux détenteurs de celle-ci (au pro rata de leur participation dans cette Classe d'Actions) à la portion du Montant Total tel qu'il est déterminé par le conseil d'administration et approuvé par l'Assemblée Générale et les détenteurs des Actions de cette Classe d'Actions recevront de la Société un montant équivalent à la Valeur par Action pour chaque Action de la Classe d'Actions qu'ils détiennent.

Une fois rachetées, dans la mesure où les Actions sont annulées, et aussi longtemps que les Actions sont conservées en trésorerie par la Société, les Actions porteront aucun droit de vote et le droit de recevoir des dividendes ou un boni de liquidation est suspendue.

7.	Cessions d'Actions

La cession des Actions peut se faire par une déclaration de cession écrite qui sera inscrite au registre des Actionnaires de la Société, cette déclaration de cession devra être signée par le cédant et le cessionnaire ou par des personnes détenant les pouvoirs de représentation nécessaires pour agir à cet effet, conformément aux dispositions de l'article 1690 du code civil luxembourgeois relatives à la cession de créances.

La Société peut également accepter comme preuve de la cession d'Actions d'autres instruments de transfert, attestant à la Société que les consentements du cédant et du cessionnaire ont bien été donnés de manière satisfaisante.

8.	Pouvoirs de l'Assemblée Générale

Aussi longtemps que la Société n'a qu'un seul Actionnaire, l'Actionnaire Unique a les mêmes pouvoirs que ceux conférés à l'Assemblée Générale. Dans ce cas, toute référence aux décisions prises ou aux pouvoirs exercés par l'Assemblée Générale sera une référence aux décisions prises ou aux pouvoirs exercés par l'Actionnaire Unique. Les décisions de l'Actionnaire Unique sont enregistrées dans des procès-verbaux ou prises par des résolutions écrites, le cas échéant.

Dans l'hypothèse d'une pluralité d'Actionnaires, toute Assemblée Générale valablement constituée représente l'ensemble des Actionnaires.

9.	Assemblée Générale annuelle des Actionnaires – autres Assemblées Générales

L'Assemblée Générale annuelle se tient, conformément à la loi luxembourgeoise, à Luxembourg au siège social de la Société ou à tout autre endroit de la municipalité du siège social indiqué dans les convocations, le deuxième mardi du mois de mars de chaque année à 16 heures. Si ce jour n'est pas un jour ouvrable à Luxembourg, l'Assemblée Générale annuelle se tiendra le premier jour ouvrable suivant.

L'Assemblé Générale peut se tenir à l'étranger si le Conseil d'Administration constate que des circonstances exceptionnelles l'exigent.

Les autres Assemblées Générales peuvent se tenir aux lieux et dates spécifiés dans les avis de convocation.

10.	Convocation, quorum, avis de convocation, procurations et vote

10.1	Droit et obligation de convoquer une Assemblée Générale

Une Assemblée Générale peut être convoquée par le Conseil d'Administration ou par le(s) commissaire(s) aux comptes, le cas échéant. Ils sont obligés de la convoquer de façon à ce qu'elle soit tenue dans un délai d'un mois si des Actionnaires représentant un dixième du capital social l'exigent par écrit, en précisant

l'ordre du jour. Un ou plusieurs Actionnaires représentant au moins un dixième du capital social souscrit peuvent demander l'inscription d'un ou de plusieurs points à l'ordre du jour de toute Assemblée Générale. Cette demande doit être envoyée à la Société au moins cinq (5) jours avant la tenue de l'Assemblée Générale en question.

10.2	Procédure de convocation d'une Assemblée Générale

Pour chaque Assemblée Générale, les avis de convocation doivent contenir l'ordre du jour et doivent être publiés deux fois à 8 (huit) jours au moins d'intervalle, et 8 (huit) jours avant l'Assemblée Générale, dans le Mémorial ainsi que dans un journal luxembourgeois.

Les avis de convocation envoyés par lettres missives sont adressés 8 (huit) jours avant l'assemblée aux Actionnaires en nom. L'accomplissement de cette formalité ne doit pas être justifié.

Quand les Actions sont nominatives, les convocations peuvent être faites uniquement par lettres recommandées.

Si les Actionnaires sont présents ou représentés à l'Assemblée Générale et déclarent avoir été dûment convoqués et informés de l'ordre du jour de l'Assemblée Générale tel que déterminé par le Conseil d'Administration ou par le(s) commissaire(s) aux comptes, le cas échéant, celle-ci peut être tenue sans avis de convocation préalable. En outre, si les Actionnaires sont présents ou représentés à l'Assemblée Générale et acceptent à l'unanimité de déterminer l'ordre du jour de l'Assemblée Générale, celle-ci peut être tenue sans convocation préalable du Conseil d'Administration ou des commissaires aux comptes, le cas échéant.

10.3	Droits attachés aux Actions

Chaque Action confère une voix à son détenteur.

10.4	Conditions de quorum et de majorité, et nouvelle convocation d'une Assemblée Générale en cas de quorum non atteint

Sauf disposition contraire de la loi ou des présents Statuts, les décisions de l'Assemblée Générale sont prises à la majorité des voix exprimées par les Actionnaires présents ou représentés, aucun quorum de présence n'étant requis.

Toutefois, les décisions visant à modifier les Statuts ne peuvent être adoptées que par une Assemblée Générale représentant au moins la moitié du capital social (le Quorum de Présence) et dont l'ordre du jour indique les modifications statutaires proposées, et le cas échéant, le texte de celles qui touchent à l'objet ou à la forme de la Société. Si le Quorum de Présence n'est pas atteint, une nouvelle Assemblée Générale peut être convoquée dans les formes prévues par les Statuts, par des annonces publiées deux fois, à 15 (quinze) jours d'intervalle au moins et 15 (quinze) jours avant l'Assemblée Générale dans le Mémorial et dans deux journaux luxembourgeois. Cette convocation reproduit l'ordre du jour et indique la date et le résultat de la précédente Assemblée Générale. La deuxième Assemblée Générale délibère valablement, quelle que soit la portion du capital représentée. Dans les deux assemblées, les résolutions, pour être valables, doivent réunir les deux tiers au moins des voix exprimées à chacune desdites Assemblées Générales.

Pour le calcul de la majorité concernant toute résolution d'une Assemblée Générale, les voix attachées aux Actions pour lesquelles l'Actionnaire s'est abstenu de voter, a voté blanc ou nul ou n'a pas pris part au vote, ne sont pas prises en compte.

Le changement de nationalité de la Société et l'augmentation des engagements des Actionnaires ne peuvent être décidés qu'avec l'accord unanime exprimé par un vote des Actionnaires et des obligataires.

10.5	Participation par procuration

Chaque Actionnaire peut prendre part à une Assemblée Générale de la Société en désignant par écrit une autre personne, Actionnaire ou non, comme son mandataire. Des copies des procurations écrites envoyées par télécopie ou par courriel peuvent être acceptées par l'Assemblée Générale comme preuves de procurations écrites.

10.6	Vote par correspondance

Les Actionnaires peuvent voter par écrit au moyen d'un formulaire, à condition que les formulaires portent (i) les noms, prénoms, adresse et signature de l'Actionnaire concerné, (ii) la mention des Actions pour lesquelles l'Actionnaire exerce son droit, (iii) l'ordre du jour tel que décrit dans la convocation ainsi que les projets de résolutions relatifs à chaque point de l'ordre du jour, et (iv) le vote (approbation, refus, abstention) pour chaque projet de résolution relatif aux points de l'ordre du jour. Pour pouvoir être pris en compte, les formulaires originaux devront être reçus par la Société au plus tard à 23h59, heure du Luxembourg le dernier jour ouvrable précédant immédiatement la date de l'Assemblée Générale.

10.7	Participation à une Assemblée Générale par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire

Tout Actionnaire peut participer à une Assemblée Générale par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire grâce auquel (i) les Actionnaires participant à la réunion peuvent être identifiés, (ii) toute personne participant à la réunion peut entendre les autres participants et leur parler, (iii) la réunion est retransmise de façon continue et (iv) les Actionnaires peuvent valablement délibérer. La participation à une réunion tenue par un tel moyen de communication équivaudra à une participation en personne à ladite réunion.

10.8	Bureau

Le Président du Conseil d'Administration préside l'Assemblée Générale. Si le président du Conseil d'Administration n'est pas présent en personne, les actionnaires élisent un président pro tempore pour l'Assemblée Générale en question. Le Président nomme un secrétaire et les Actionnaires nomment un scrutateur. Le Président, le secrétaire et le scrutateur forment le bureau de l'Assemblée Générale.

10.9	Procès-verbaux et copies certifiées des réunions de l'Assemblée Générale

Les procès-verbaux des réunions de l'Assemblée Générale sont signés par les membres du bureau de l'Assemblée Générale et par tout Actionnaire qui exprime le souhait de signer.

Cependant, si les décisions de l'Assemblée Générale doivent être certifiées, des copies ou extraits à utiliser devant un tribunal ou ailleurs doivent être signés par le Président du Conseil d'Administration ou par deux Administrateurs conjointement.

11.	Administration de la société

11.1	Conditions du mandat d'Administrateur

Les membres du Conseil d'Administration sont élus pour un mandat de 6 (six) ans au maximum et sont rééligibles.

11.2	Représentant permanent

Lorsqu'une personne morale est nommée Administrateur de la Société (la Personne Morale), la Personne Morale doit désigner une personne physique en tant que représentant permanent qui la représentera comme membre du Conseil d'Administration de la Société, conformément à l'article 51bis de la Loi de 1915.

11.3	Nomination, révocation et cooptation

Les Administrateurs sont élus par l'Assemblée Générale. L'Assemblée Générale détermine également le nombre d'Administrateurs, leur rémunération et la durée de leur mandat. Un Administrateur peut être révoqué ad nutum et/ou peut être remplacé à tout moment par décision de l'Assemblée Générale.

En cas de vacance d'un poste d'Administrateur pour cause de décès, démission ou toute autre motif, les Administrateurs restants pourront élire à la majorité des voix un nouvel Administrateur afin de pourvoir au poste devenu vacant jusqu'à la prochaine Assemblée Générale de la Société.

12.	Réunions du Conseil d'Administration

12.1	Président

Le Conseil d'Administration doit nommer le Président parmi ses membres. Le Président préside toutes les réunions du Conseil d'Administration. En son absence, les autres membres du Conseil d'Administration élisent un président pro tempore qui préside ladite réunion, au moyen d'un vote à la majorité simple des Administrateurs présents ou représentés à la réunion.

12.2	Secrétaire

Un secrétaire pourra être nommé en vertu d'une résolution du Conseil d'Administration (le Secrétaire). Le Secrétaire, qui peut être un Administrateur ou non, agira en tant que clerc aux réunions du Conseil d'Administration et, dans la mesure du possible, aux Assemblées Générales. Il devra enregistrer le procès-verbal et établir un compte-rendu du Conseil d'Administration et des Assemblées Générales dans un livre prévu à cet effet conservé au Luxembourg. Ses attributions seront les mêmes pour tous les comités du Conseil d'Administration (le cas échéant) si nécessaire. Il pourra déléguer ses pouvoirs à une ou plusieurs personnes, à condition qu'il reste seul responsable des tâches ainsi déléguées. Le Secrétaire pourra émettre au nom de la Société, des certificats et extraits à produire devant les cours et tribunaux, et plus généralement à utiliser comme documents officiels vis-à-vis des tiers.

12.3	Procédure de convocation d'une réunion du Conseil d'Administration

Les réunions du Conseil d'Administration sont convoquées par le Président ou par deux Administrateurs au lieu indiqué dans l'avis de convocation.

Un avis écrit de toute réunion du Conseil d'Administration est donné à tous les Administrateurs au moins 24 (vingt-quatre) heures avant la date prévue pour la réunion, sauf en cas d'urgence, auquel cas la nature et les motifs de cette urgence sont mentionnés brièvement dans l'avis de convocation.

La réunion peut être valablement tenue sans avis écrit de convocation préalable si tous les Administrateurs de la Société sont présents ou représentés lors de la réunion du Conseil d'Administration et déclarent avoir été dûment informés de la réunion et de son ordre du jour. En outre, si tous les membres du Conseil d'Administration sont présents ou représentés à une réunion et décident à l'unanimité d'établir un ordre du jour, la réunion pourra être tenue sans convocation préalable effectuée de la manière décrite ci-dessus.

Tout membre du Conseil d'Administration peut décider de renoncer à la convocation écrite en donnant son accord par écrit. Les copies de ces accords écrits qui sont transmises par télécopie ou par courriel peuvent être acceptées comme preuve des accords écrits à la réunion du Conseil d'Administration. Une convocation écrite spéciale n'est pas requise pour une réunion du Conseil d'Administration se tenant aux lieux et dates prévus dans une résolution préalablement adoptée par le Conseil d'Administration.

12.4	Participation par procuration

Tout membre du Conseil d'Administration peut se faire représenter au Conseil d'Administration en désignant par écrit un autre Administrateur comme son mandataire. Des copies des procurations écrites transmises par télécopie ou par courriel peuvent être acceptées comme preuve des procurations à la réunion du Conseil d'Administration.

12.5	Participation par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire

Tout Administrateur peut participer à une réunion du Conseil d'Administration par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire grâce auquel (i) les Administrateurs participant à la réunion peuvent être identifiés, (ii) toute personne participant à la réunion peut entendre les autres participants et leur parler, (iii) la réunion est retransmise de façon continue et (iv) les Administrateurs peuvent valablement délibérer. La participation à une réunion du Conseil d'Administration tenue par un tel moyen de communication équivaut à une participation en personne à une telle réunion. Une réunion du Conseil d'Administration tenue par un tel moyen de communication est réputée avoir lieu à Luxembourg.

12.6	Procédure

(a)	Conditions de quorum et de majorité

Le Conseil d'Administration ne peut valablement délibérer et prendre des décisions que si la moitié au moins des Administrateurs est présente ou représentée. Les décisions sont prises à la majorité des voix exprimées par les Administrateurs présents ou représentés. Si un Administrateur s'est abstenu de voter ou n'a pas pris part au vote, son abstention ou sa non participation ne sont pas prises en compte pour le calcul de la majorité.

(b)	Participation par procuration

Un Administrateur peut représenter plusieurs Administrateurs en vertu d'une procuration, à condition toutefois que deux Administrateurs au moins soient présents à la réunion.

(c)	Voix prépondérante du Président

Au cas où lors d'une réunion, il existe une parité des voix pour et contre une résolution, la voix du Président ou du président pro tempore de la réunion, le cas échéant, est prépondérante.

(d)	Conflit d'intérêt

En cas de conflit d'intérêt tel que décrit à l'article 17, lorsqu'au moins un Administrateur a un conflit d'intérêt concernant une certaine question, (a) le Conseil d'Administration peut délibérer valablement et prendre des décisions sur cette question uniquement si au moins la majorité des Administrateurs qui n'ont pas de conflit d'intérêt sont présents ou représentés, et (b) les décisions sont prises par la majorité des Administrateurs présents ou représentés qui n'ont pas de conflit d'intérêt.

12.7	Résolutions écrites

Nonobstant les dispositions qui précèdent, une résolution du Conseil d'Administration peut également être prise par écrit. Une telle résolution doit consister en un seul ou plusieurs documents contenant les résolutions signées par chaque Administrateur manuellement ou électroniquement par une signature électronique conforme aux exigences de la loi luxembourgeoise. La date d'une telle résolution est la date de la dernière signature.

13.	Procès-verbaux des réunions du Conseil d'Administration

13.1	Signature des procès-verbaux du Conseil d'Administration

Les procès-verbaux des réunions du Conseil d'Administration sont signés par les Administrateurs ayant assisté à la réunion ou par le Président ou le président pro tempore, le cas échéant.

13.2	Signature des copies ou extraits des procès-verbaux et des résolutions

Les copies ou extraits de procès-verbaux, ou les résolutions écrites du Conseil d'Administration destinés à servir en justice ou ailleurs sont signés par le Président ou par deux membres du Conseil d'Administration.

14.	Pouvoirs du Conseil d'Administration

Le Conseil d'Administration est investi des pouvoirs les plus étendus pour accomplir tous les actes nécessaires ou utiles se rapportant à l'objet de la Société. Tous les pouvoirs non expressément réservés par la Loi de 1915 ou par les Statuts à l'Assemblée Générale sont attribués au Conseil d'Administration.

15.	Délégation de pouvoirs

15.1	Gestion journalière

Le Conseil d'Administration peut nommer un ou plusieurs délégués à la gestion journalière, qui peuvent être Actionnaires ou non, ou qui peuvent être membres du Conseil d'Administration ou non, et qui auront les pleins pouvoirs pour agir au nom de la Société pour tout ce qui concerne la gestion journalière de la Société.

15.2	Représentant permanent de la Société

Le Conseil d'Administration peut nommer une personne, Actionnaire ou non, Administrateur ou non, en qualité de représentant permanent de toute entité dans laquelle la Société est nommée comme membre du conseil. Ce représentant permanent agira de son propre chef, au nom et pour le compte de la Société, et engagera la Société en sa qualité de membre du conseil d’une telle entité.

15.3	Délégation de pouvoirs pour l'exercice de certaines missions

Le Conseil d'Administration est aussi autorisé à nommer une personne, Administrateur ou non, pour l'exécution de missions spécifiques à tous les niveaux de la Société.

16.	Signatures autorisées

16.1	Pouvoir de signature des Administrateurs

La Société est engagée en toutes circonstances vis-à-vis des tiers par la signature conjointe de deux Administrateurs.

16.2	Pouvoirs de signature concernant la gestion journalière

En ce qui concerne la gestion journalière, la Société sera engagée par la signature de la personne nommée à cet effet conformément à l'Article 15.1 ci-dessus.

16.3	Pouvoirs spécifiques

La Société est en outre engagée par la signature conjointe de deux personnes ou la signature unique de toute personne à qui de tels pouvoirs de signature auront été délégués par la Société, et ce uniquement dans les limites des pouvoirs qui leur auront été conférés.

17.	Conflit d'intérêts

17.1	Procédure relative aux conflits d'intérêt

Au cas où un Administrateur de la Société aurait un intérêt contraire à celui de la Société dans une quelconque opération de la Société soumise à l'approbation du Conseil d'Administration, cet Administrateur devra informer le Conseil d'Administration de la Société de son intérêt opposé lors de la réunion et faire mentionner cette déclaration au procès-verbal de la réunion. L'Administrateur concerné ne participera pas aux délibérations portant sur cette opération et il ne pourra pas voter sur les résolutions s'y rapportant. Il sera rendu compte de l'opération et de l'intérêt de cet Administrateur s'y rapportant à la prochaine Assemblée Générale.

17.2	Exceptions relatives aux conflits d'intérêt

L'article 17.1 ne s'applique pas aux résolutions du Conseil d'Administration concernant les opérations courantes de la Société conclues dans des conditions normales.

17.3	Absence de conflit d'intérêt

Tout Administrateur qui occupe des fonctions d'administrateur, membre de la direction ou employé de toute société ou entreprise avec laquelle la Société est ou sera engagée dans des relations d'affaires ou des contrats ne sera pas considéré comme ayant un intérêt opposé à celui de la Société dans le cadre du présent article 17, uniquement en raison de ses relations avec ces autres sociétés ou entreprises.

18.	Indemnisation

La Société doit indemniser tout Administrateur et ses héritiers, exécuteurs et Administrateurs testamentaires pour les dépenses raisonnablement contractées par lui en rapport avec toute action, tout procès ou toute procédure dans laquelle il serait impliqué en raison de ses fonctions actuelles ou antérieures d'Administrateur ou, à sa requête, de toute autre société dont la Société est Actionnaire ou créancière et de laquelle il n'est pas en droit d'être indemnisé, excepté en relation avec des affaires dans lesquelles il sera finalement jugé responsable (a) de faute lourde ou de faute intentionnelle vis-à-vis de personnes autres que la Société, ou (b) envers la Société en raison de toute action ou inaction en tant qu'Administrateur.

En cas d'accord transactionnel, l'indemnisation sera seulement due en ce qui concerne les points couverts par l' accord transactionnel et pour lesquels la Société obtient l'avis d'un avocat que la personne qui doit être indemnisée n'a pas commis (a) une faute lourde ou une faute intentionnelle la rendant responsable envers toute personne autre que la Société ou (b) des actes la rendant responsable vis-à-vis de la Société. Ce droit d'indemnisation n'exclut pas d'autres droits desquels il est titulaire.

19.	Commissaire(s) aux comptes – Réviseur d'entreprises agréé ou cabinet de révision agréé

19.1	Commissaire aux comptes

Les opérations de la Société sont contrôlées par un ou plusieurs commissaires aux comptes. Le ou les commissaires aux comptes est/sont nommé(s) pour une période ne dépassant pas 6 (six) ans et il/ils est/sont rééligible(s).

Le ou les commissaires aux comptes est/sont nommé(s) par l'Assemblée Générale qui détermine leur nombre, leur rémunération et la durée de leur mandat. Le ou les commissaire(s) aux comptes en fonction peut/peuvent être révoqué(s) à tout moment, ad nutum, par l'Assemblée Générale.

19.2	Réviseur d'entreprises agréé ou cabinet de révision agréé

Toutefois, aucun commissaire aux comptes ne sera nommé si, au lieu de nommer un commissaire aux comptes, l'Assemblée Générale désigne un ou plusieurs réviseurs d'entreprises agréés ou cabinets de révision agréés afin de procéder à l'audit des comptes annuels de la Société conformément à la loi luxembourgeoise applicable. Le ou les réviseur(s) d'entreprises agréé(s) ou cabinet(s) de révision agréé(s) est/sont nommé(s) par l'Assemblée Générale conformément aux dispositions des contrats de prestation de services conclus entre ces derniers et la Société.

20.	Exercice social

L’exercice social commence le 28 septembre de chaque année et se termine le 27 septembre de l’année suivante.

21.	Comptes annuels

21.1	Responsabilité du Conseil d'Administration

Le Conseil d'Administration dresse les comptes annuels de la Société qui seront soumis à l'approbation de l'Assemblée Générale annuelle.

21.2	Soumission des comptes annuels au(x) commissaire(s) aux comptes

Au plus tard 1 (un) mois avant l'Assemblée Générale annuelle, le Conseil d'Administration soumet les comptes annuels ainsi que le rapport du Conseil d'Administration (le cas échéant) et tous autres documents afférents prescrits par la loi à l'examen du ou des commissaire(s) aux comptes de la Société (le cas échéant), qui rédige(nt) un rapport sur cette base.

21.3	Consultation des documents au siège social

Les comptes annuels, le rapport du Conseil d'Administration (le cas échéant), le rapport du/des commissaire(s) aux comptes ou du/des réviseur(s) d'entreprises agréé(s)/cabinet(s) de révision agréé(s), selon le cas, ainsi que tous les autres documents requis par la loi sont déposés au siège social de la Société au moins 15 (quinze) jours avant l'Assemblée Générale annuelle. Ces documents y sont mis à la disposition des Actionnaires qui peuvent les consulter durant les heures de bureau ordinaires.

22.	Affectation des résultats

22.1	Affectation à la réserve légale

Il est prélevé sur le bénéfice net annuel de la Société 5% (cinq pour cent) qui sont affectés à la réserve légale requise par la loi (la Réserve Légale). Ce prélèvement cessera d'être obligatoire lorsque la réserve légale aura atteint 10% (dix pour cent) du capital social de la Société, et il deviendra à nouveau obligatoire si la réserve légale descend en dessous du seuil de 10% (dix pour cent) du capital social de la Société.

22.2	Affectation des résultats par l'Assemblée Générale annuelle

L'Assemblée Générale annuelle décide de l'affectation des résultats annuels, ainsi que la distribution de dividendes, le cas échéant, conformément à l'article 22.1.

Après allocation de la Réserve Légale, le ou les Actionnaire(s) détermineront comment le reliquat des profits annuels nets sera utilisé en allouant tout ou partie à une réserve ou une provision, en reportant à l'année sociale suivante ou en le distribuant, ensemble avec les profits reportés, les réserves distribuables ou la prime d'émission à ou aux Actionnaire(s), chaque action donnant droit à la même proportion lors de ces distributions.

Lors de chaque année pendant laquelle la Société décidera de faire des distributions de dividend, tirées des profit nets et des réserves disponibles dérivées des bénéfices non répartis, incluant la prime d'émission et le surplus de capital, le montant alloué à cet effet sera distribué dans l'ordre de priorité suivant:

•	Premièrement, les porteurs d'Actions de Classe A auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule soixante pour cent (0,60%) de la valeur nominale des Actions de Classe A détenues par eux, puis,

•	les porteurs d'Actions de Classe B auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule cinquante-cinq pour cent (0,55%) de la valeur nominale des Actions de Classe B détenues par eux, puis

•	les porteurs d'Actions de Classe C auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule cinquante pour cent (0,50%) de la valeur nominale des Actions de Classe C détenues par eux, puis

•	les porteurs d'Actions de Classe D auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule quarante-cinq pour cent (0,45%) de la valeur nominale des Actions de Classe D détenues par eux, puis

•	les porteurs d'Actions de Classe E auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule quarante pour cent (0,40%) de la valeur nominale des Actions de Classe E détenues par eux, puis

•	les porteurs d'Actions de Classe F auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule trente-cinq pour cent (0,35%) de la valeur nominale des Actions de Classe F détenues par eux, puis

•	les porteurs d'Actions de Classe G auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule trente pour cent (0,30%) de la valeur nominale des Actions de Classe G détenues par eux, puis

•	les porteurs d'Actions de Classe H auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule vingt-cinq pour cent (0,25%) de la valeur nominale des Actions de Classe H détenues par eux, puis

•	les porteurs d'Actions de Classe I auront droit de recevoir une distribution de dividende en relation avec ladite année d'un montant de zéro virgule vingt pour cent (0,20%) de la valeur nominale des Actions de Classe I détenues par eux, puis

•	les porteurs d'Actions de Classe J auront droit de recevoir le reliquat de toute distribution de dividende.

La dernière Classe d'Actions (par ordre alphabétique, c'est-à-dire la Classe d'Actions J) devra être annulée à à la suite de son rachat, sa revente ou tout autre évènement au moment de la distribution, le reliquat de la distribution de dividende sera dés lors alloué à la dernière Classe d'Actions dans l'ordre inverse de l'alphabet.

22.3	Dividendes intérimaires

Le Conseil d'Administration pourra décider de distribuer et de payer des dividendes intérimaires prélevés sur les bénéfices et réserves distribuables, y compris la prime d'émission et le capital surplus, dans les conditions et les limites fixées par la Loi de 1915.

L'Assemblée Générale peut aussi décider de distribuer et de payer des dividendes intérimaires prélevés sur les bénéfices et réserves distribuables, y compris la prime d'émission et le capital surplus, dans les conditions et les limites fixées par la Loi de 1915.

22.4	Paiement des dividendes

Les dividendes peuvent être payés en dollars des Etats-Unis d'Amérique ou en toute autre devise choisie par le Conseil d'Administration et doivent être payés aux lieux et dates déterminés par le Conseil d'Administration, dans les limites de toute décision prise à ce sujet par l'Assemblée Générale (le cas échéant).

Les dividendes peuvent être payés en nature au moyen d'actifs de toute nature, et ces actifs doivent être évalués par le Conseil d'Administration selon les méthodes d'évaluation déterminés à sa seule discrétion.

23.	Dissolution et liquidation

23.1	Principes applicables à la dissolution et la liquidation

La Société peut être dissoute, à tout moment, par une décision de l'Assemblée Générale statuant comme en matière de modification des Statuts, tel que stipulé à l'Article 10. En cas de dissolution de la Société, il sera procédé à la liquidation par les soins d'un ou de plusieurs liquidateurs (qui peuvent être des personnes physiques ou morales), et qui seront nommés par délibération de l'Assemblée Générale décidant de cette liquidation. L'Assemblée Générale déterminera également les pouvoirs et la rémunération du ou des liquidateurs.

24.	Droit applicable

Toutes les questions qui ne sont pas régies expressément par les présents Statuts seront déterminées conformément au droit luxembourgeois.

POUR STATUTS CONFORMES

Esch/Alzette, le 12 décembre 2013.